Exhibit 23.02

Rotenberg & Company, LLP
Certified Public Accountants and Consultants

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Island Critical Care Corp.
Palm Beach, Florida

We consent to the use in this Registration Statement of Island Critical Care
Corp. on Form SB-2 of our audit report dated May 9, 2001, of Island Critical
Care Corp. for the years ended March 31, 2001 and 2000 and to the reference to us under the heading Experts in this Registration Statement.

                          /s/ Rotenberg & Company, LLP
                              Rotenberg & Company, LLP
                              Rochester, New York
                              February 5, 2002